Exhibit 99.1

SciQuest Announces Third Quarter Financial Results

Exceeds Revenue Guidance

Advances Sales Transformation

Drives Operational Integration Progress

CARY, N.C. – November 5, 2013 – SciQuest, Inc. (NASDAQ: SQI), a leading provider of cloud-based business automation solutions for spend management, today announced its financial results for the third quarter ended September 30, 2013.

Stephen Wiehe, President and Chief Executive Officer of SciQuest, said, “The third quarter was characterized by good execution, strong results and advancement against our strategic priorities. We drove the sales transformation forward while attracting new customers, generating healthy cross-selling and rebuilding sales momentum. These efforts contributed to non-GAAP revenue that exceeded the top end of the guidance range and increased 33 percent from a year ago. They also helped drive non-GAAP EPS to the high end of expectations. Meanwhile, operational integration of CombineNet, which we acquired on August 30th, is on track, and we are pleased with the initial levels of customer interest in the rest of our software suite. As a result, we are well positioned for success in the fourth quarter and beyond, including progress towards our long-term revenue growth and profitability targets.”

Third Quarter 2013 Results

SciQuest reported GAAP revenues of $22.5 million for the quarter ended September 30, 2013 compared to $17.2 million in the third quarter of 2012.

GAAP loss from operations in the third quarter of 2013 was $1.8 million compared to GAAP loss from operations of $0.1 million in the third quarter of 2012. GAAP net loss was $2.4 million in the third quarter of 2013 compared to GAAP net income of $0.7 million in the same quarter in the prior year. The primary drivers of the decline from 2012 were the expected impacts of the acquisitions.

GAAP basic net loss per share was $0.10 in the third quarter of 2013 based on 23.1 million average basic shares outstanding. GAAP diluted net income per share in the third quarter of 2012 was $0.03 based on 22.7 million average diluted shares outstanding.

Non-GAAP revenues(1) in the third quarter of 2013 were $23.5 million, up 33% from the prior year.

Non-GAAP income from operations(2) in the third quarter of 2013 was $3.6 million compared to $2.3 million in the third quarter of 2012. Non-GAAP net income(3) in the third quarter of 2013 was $2.2 million compared to $1.4 million in the same quarter in the prior year.

Non-GAAP diluted net income per share(3) was $0.09 in the third quarter of 2013 based on 23.5 million average diluted shares outstanding. Based on 22.7 million average diluted shares outstanding, non-GAAP diluted net income per share(3) in the third quarter of 2012 was $0.06.

Business Outlook

SciQuest is issuing the following guidance for the fourth quarter and updating its full year 2013 guidance:

Fourth quarter 2013

—	GAAP revenues to be between $24.4 million and $24.7 million.

—	GAAP basic net loss per share to be between $0.04 and $0.05.

—	Basic weighted average shares outstanding to be approximately 23.7 million.

—	Non-GAAP revenues(1) to be between $25.3 million and $25.6 million.

—	Non-GAAP diluted net income per share(3) to be between $0.08 and $0.09.

—	Diluted weighted average shares outstanding to be approximately 24.4 million.

Full Year 2013

—	GAAP revenues to be between $88.8 million and $89.1 million.

—	GAAP basic net loss per share to be between $0.19 and $0.20.

—	Basic weighted average shares outstanding to be approximately 22.8 million.

—	Net cash provided by operating activities to be between $15.3 million and $15.8 million.

—

Purchase of property and equipment of approximately $3.5 million, capitalization of software development costs of approximately $4.2 million and acquisition related cash costs of approximately $2.9 million.

—	Non-GAAP revenues(1) to be between $92.1 million and $92.4 million.

—	Non-GAAP diluted net income per share(3) to be between $0.34 and $0.35.

—	Diluted weighted average shares outstanding to be approximately 23.3 million.

—	Adjusted free cash flow(4) to be between $10.5 million and $11.0 million.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

ENDNOTES

1)	Non-GAAP revenues exclude the purchase accounting deferred revenue adjustment.

2)

Non-GAAP income and loss from operations excludes the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software.

3)

Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the negative tax effect of these items.

4)

Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition-related costs, less (i) the purchase of property and equipment and (ii) capitalization of software development costs.

Conference Call Information

What:	SciQuest’s third quarter 2013 financial results conference call
When:	Tuesday, November 5, 2013
Time:	4:30 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(855) 297-9383, domestic
(708) 290-1311, international
Replay:	(855) 859-2056, domestic
(404) 537-3406, international

Live and replay conference ID code: 87562862

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the purchase accounting impact on deferred revenue; and (v) the beneficial income tax effect of these items; and the non-GAAP measures that exclude such information in order to assess the performance of SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

SciQuest (NASDAQ: SQI) is the largest publicly held pure-play provider of cloud-based, business automation solutions for spend management – offering deep domain knowledge and a leading, customer-driven portfolio. SciQuest solutions enable greater visibility and compliance organization-wide to help you gain control, optimize efficiencies, and reduce spend. These cloud-based solutions are easy to implement and proven to deliver measurable, sustainable value with SciQuest’s high-touch support, analysis and automation. Learn more about our solutions and how we can help your organization turn spending into savings at www.sciquest.com.

To join the conversation, please visit our blog, The Open Kitchen at http://www.sciquest.com/blog/ or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements include information concerning SciQuest’s possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the effects of competition and other factors that could impact future performance. Forward-looking statements, which include references to the fourth quarter and beyond, long-term targets and all statements in the “Business Outlook” section, consist of statements that are not historical facts and can be identified by terms such as, but not limited to, “accelerates”, “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks are discussed in “Part I, Item 1A, Risk Factors” and elsewhere in SciQuest’s most recent Annual Report on Form 10-K and other reports, as filed with the United States Securities and Exchange Commission (“SEC”). The company’s SEC reports are available free of charge on the SEC’s website at http://www.sec.gov or on the company’s website at www.sciquest.com. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this release. Except as required by law, SciQuest assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

SciQuest media contact:

Michelle Perkins

SciQuest, Inc.

919-659-2228

mperkins@sciquest.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc.

919-659-2322

jandelman@sciquest.com

SCIQUEST, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except per share amounts)

	As of September 30,	As of December 31,
	2013	2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,458	$15,606
Short-term investments	15,230	29,740
Accounts receivable, net	12,832	12,916
Prepaid expenses and other current assets	2,233	1,434
Deferred tax asset	237	77
Total current assets	41,990	59,773
Property and equipment, net	9,451	7,093
Goodwill	65,680	37,295
Intangible assets, net	31,053	16,346
Deferred project costs	6,350	6,962
Deferred tax asset	11,171	12,682
Other	151	173
Total assets	$165,846	$140,324
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$327	$1,864
Accrued liabilities	10,838	8,771
Deferred revenues	54,253	47,821
Total current liabilities	65,418	58,456
Deferred revenues, less current portion	13,009	14,640
Stockholders’ equity:
Common stock, $0.001 par value; 50,000 shares authorized; 23,737 and 22,525 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	24	23
Additional paid-in capital	106,204	81,894
Accumulated other comprehensive loss	(721)	(115)
Accumulated deficit	(18,088)	(14,574)
Total stockholders’ equity	87,419	67,228
Total liabilities and stockholders’ equity	$165,846	$140,324

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Revenues	$22,513	$17,173	$64,383	$46,761
Cost of revenues (1)(2)	6,759	5,343	19,942	13,929
Gross profit	15,754	11,830	44,441	32,832
Operating expenses: (1)
Research and development	7,132	4,734	20,525	10,905
Sales and marketing	6,334	4,073	17,064	12,188
General and administrative	3,462	2,835	9,446	8,006
Amortization of intangible assets	602	318	1,545	736
Total operating expenses	17,530	11,960	48,580	31,835
(Loss) income from operations	(1,776)	(130)	(4,139)	997
Other (expense) income, net:
Interest income	10	19	50	75
Other (expense) income, net	(13)	(38)	(58)	(41)
Total other (expense) income, net	(3)	(19)	(8)	34
(Loss) income before income taxes	(1,779)	(149)	(4,147)	1,031
Income tax (expense) benefit	(603)	862	633	235
Net (loss) income	$(2,382)	$713	$(3,514)	$1,266
Other comprehensive (loss) income:
Foreign currency translation adjustments	426	(109)	(606)	(103)
Comprehensive (loss) income	$(1,956)	$604	$(4,120)	$1,163
Net (loss) income per share
Basic	$(0.10)	$0.03	$(0.15)	$0.06
Diluted	$(0.10)	$0.03	$(0.15)	$0.06
Weighted average shares outstanding used in computing per share amounts
Basic	23,068	22,278	22,803	22,235
Diluted	23,068	22,703	22,803	22,676

(1)	Amounts include stock-based compensation expense, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(unaudited)		(unaudited)
Cost of revenues	$124	$109	$368	$191
Research and development	442	274	1,288	773
Sales and marketing	533	359	1,415	1,009
General and administrative	717	573	2,031	1,636
	$1,816	$1,315	$5,102	$3,609

(2)	Cost of revenues includes amortization of capitalized software development costs of:

Amortization of capitalized software development costs:	$466	$299	$1,287	$641
Amortization of acquired software:	402	145	1,052	229
	$868	$444	$2,339	$870

SCIQUEST, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2013	2012
	(unaudited)
Cash flows from operating activities
Net (loss) income	$(3,514)	$1,266
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	5,460	2,673
Loss on disposal of fixed assets	—	36
Stock-based compensation expense	5,102	3,609
Deferred taxes	(676)	(221)
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	2,709	6,026
Prepaid expense and other current assets	(469)	(378)
Deferred project costs and other assets	785	(30)
Accounts payable	(1,631)	189
Accrued liabilities	1,093	(442)
Deferred revenues	470	1,068
Net cash provided by operating activities	9,329	13,796
Cash flows from investing activities
Business acquisition, net of cash acquired	(25,533)	(22,447)
Addition of capitalized software development costs	(2,942)	(2,179)
Purchase of property and equipment	(1,841)	(1,710)
Purchase of short-term investments	(23,525)	(1,200)
Maturities of short-term investments	38,035	19,340
Net cash used in investing activities	(15,806)	(8,196)
Cash flows from financing activities
Proceeds from exercise of common stock options	1,608	312
Proceeds from employee stock purchase plan activity	760	—
Net cash provided by financing activities	2,368	312
Effect of exchange rate change on cash and cash equivalents	(39)	(60)
Net (decrease) increase in cash and cash equivalents	(4,148)	5,852
Cash and cash equivalents at beginning of the period	15,606	14,958
Cash and cash equivalents at end of the period	$11,458	$20,810

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Net (Loss) Income to Non-GAAP Net Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net (loss) income	$(2,382)	$713	$(3,514)	$1,266
Purchase accounting deferred revenue adjustment	950	406	2,435	406
Amortization of intangible assets	602	318	1,545	736
Amortization of acquired software	402	145	1,052	229
Stock-based compensation	1,816	1,315	5,102	3,609
Acquisition related costs	1,631	250	4,031	250
Tax effect of adjustments	(807)	(1,752)	(4,533)	(2,672)
Non-GAAP net income	$2,212	$1,395	$6,118	$3,824
Non-GAAP net income per share:
Basic	$0.10	$0.06	$0.27	$0.17
Diluted	$0.09	$0.06	$0.26	$0.17
Weighted average shares outstanding used in computing per share amounts:
Basic	23,068	22,278	22,803	22,235
Diluted	23,516	22,703	23,249	22,676

Reconciliation of (Loss) Income from Operations to Non-GAAP Income from Operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
(Loss) income from operations	$(1,776)	$(130)	$(4,139)	$997
Purchase accounting deferred revenue adjustment	950	406	2,435	406
Amortization of intangible assets	602	318	1,545	736
Amortization of acquired software	402	145	1,052	229
Stock-based compensation	1,816	1,315	5,102	3,609
Acquisition related costs	1,631	250	4,031	250
Non-GAAP income from operations	$3,625	$2,304	$10,026	$6,227

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating expenses	$17,530	$11,960	$48,580	$31,835
Amortization of intangible assets	(602)	(318)	(1,545)	(736)
Stock-based compensation	(1,692)	(1,206)	(4,734)	(3,418)
Acquisition related costs	(1,631)	(250)	(4,031)	(250)
Non-GAAP operating expenses	$13,605	$10,186	$38,270	$27,431

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net cash provided by operating activities	$6,393	$7,401	$9,329	$13,796
Purchase of property and equipment	(175)	(181)	(1,841)	(1,710)
Capitalization of software development costs	(946)	(856)	(2,942)	(2,179)
Free cash flow	5,272	6,364	4,546	9,907
Acquisition-related costs	56	250	2,456	250
Adjusted free cash flow	$5,328	$6,614	$7,002	$10,157

RECONCILIATION DATA

(UNAUDITED)

(in thousands)

Reconciliation of Revenues to Non-GAAP Revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenues	$22,513	$17,173	$64,383	$46,761
Purchase accounting deferred revenue adjustment	950	406	2,435	406
Non-GAAP Revenues	$23,463	$17,579	$66,818	$47,167

Reconciliation of Cost of Revenues to Non-GAAP Cost of Revenues:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Cost of revenues	$6,759	$5,343	$19,942	$13,929
Amortization of acquired software	(402)	(145)	(1,052)	(229)
Stock-based compensation	(124)	(109)	(368)	(191)
Non-GAAP Cost of revenues	$6,233	$5,089	$18,522	$13,509

Reconciliation of Research and Development to Non-GAAP Research and Development:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Research and development	$7,132	$4,734	$20,525	$10,905
Stock-based compensation	(442)	(274)	(1,288)	(773)
Acquisition related costs	(600)	—	(1,800)	—
Non-GAAP Research and development	$6,090	$4,460	$17,437	$10,132

Reconciliation of Sales and Marketing to Non-GAAP Sales and Marketing:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Sales and marketing	$6,334	$4,073	$17,064	$12,188
Stock-based compensation	(533)	(359)	(1,415)	(1,009)
Acquisition related costs	(600)	—	(1,800)	—
Non-GAAP Sales and marketing	$5,201	$3,714	$13,849	$11,179

Reconciliation of General and Administrative to Non-GAAP General and Administrative:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
General and administrative	$3,462	$2,835	$9,446	$8,006
Stock-based compensation	(717)	(573)	(2,031)	(1,636)
Acquisition related costs	(431)	(250)	(431)	(250)
Non-GAAP General and administrative	$2,314	$2,012	$6,984	$6,120

Reconciliation of Amortization of Intangible Assets to Non-GAAP Amortization of Intangible Assets:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Amortization of intangible assets	$602	$318	$1,545	$736
Amortization of intangible assets	(602)	(318)	(1,545)	(736)
Non-GAAP Amortization of intangible assets	$—	$—	$—	$—

RECONCILIATION DATA

(UNAUDITED)

(in thousands except per share amounts)

Reconciliation of Revenue Outlook to Non-GAAP Revenue Outlook:

	Three Months Ended December 31, 2013		Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range	Low end of Range	High end of Range
Revenues	$24,400	$24,700	$88,800	$89,100
Purchase accounting deferred revenue adjustment	$900	$900	$3,300	$3,300
Non-GAAP revenues	$25,300	$25,600	$92,100	$92,400

Reconciliation of (Loss) Earnings per Share Outlook to Non-GAAP Earnings per Share Outlook:

	Three Months Ended December 31, 2013		Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range	Low end of Range	High end of Range
Loss per Share	$(0.05)	$(0.04)	$(0.20)	$(0.19)
Purchase accounting deferred revenue adjustment per share	0.04	0.04	0.14	0.14
Amortization of intangible assets per share and acquired software per share	0.05	0.05	0.17	0.17
Stock-based compensation per share	0.07	0.07	0.29	0.29
Acquisition related costs per share	0.05	0.05	0.22	0.22
Tax effect of adjustments per share	(0.08)	(0.08)	(0.28)	(0.28)
Non-GAAP earnings per share	$0.08	$0.09	$0.34	$0.35

Reconciliation of Net Cash Provided by Operating Activities Outlook to Adjusted Free Cash Flow Outlook:

	Twelve Months Ended December 31, 2013
	Low end of Range	High end of Range
Net cash provided by operating activities	$15,300	$15,800
Purchase of property and equipment	$(3,500)	$(3,500)
Capitalization of software development costs	$(4,200)	$(4,200)
Acquisition related costs	$2,900	$2,900
Adjusted free cash flow	$10,500	$11,000